Exhibit 10.1

19 March 2021

Systat Software, Inc.

2107 North First Street, Suite 360

San Jose, CA 95131

Attn: Tanveer A. Khader

Sysorex, Inc.

13880 Dulles Corner Lane, Suite 175

Herndon, VA 02171

Attn: Zaman Khan

Re:	Letter Agreement

Dear Messrs. Khader and Khan,

The purpose of this Letter Agreement (this “Agreement”) is to memorialize and acknowledge certain agreements by and among Systat Software, Inc., a Delaware corporation (“Systat”), Sysorex, Inc., a Nevada corporation (“SYSX”) and First Choice International Company, Inc., a Delaware corporation (“First Choice”) with regard to First Choice’s advance payment of Two Million and 00/100 United States Dollars (US$2,000,000) to Systat on behalf of SYSX (the “Advanced Payment”). Systat, SYSX and First Choice are individually referred to herein as a “Party” and collectively as the “Parties.”

Both Systat and SYSX acknowledge that First Choice is under no obligation to make the Advanced Payment, but is doing so for the mutual benefit of Systat and SYSX. In consideration of the Advanced Payment, Systat agrees that it will enter into a Securities Settlement Agreement (“SSA”) with SYSX, substantially in the form attached hereto as Exhibit II, for the cancellation of Indebtedness owed by SYSX to Systat. Under the terms of the SSA, SYSX will issue shares of SYSX restricted common stock (“Shares”) to Systat in full satisfaction of the debt owed to Systat, which is memorialized in those certain outstanding secured promissory notes identified on Schedule A attached hereto (“Indebtedness”). Upon receipt of the Shares, the Indebtedness shall be fully extinguished and cancelled. The number of Shares issued shall be determined by the following formula:

Loan Amount (plus all accrued and unpaid interest)/Share Price1 = Number of Shares to be Issued

When issued, the Shares of SYSX shall be duly authorized, validly issued, fully paid and non- assessable and shall be issued in the name of Systat (or assigns).

[1]	“Share Price” will be determined at a later date.

As a condition of the Advanced Payment made by First Choice to Systat on behalf SYSX, First Choice requires collateral to ensure SYSX will timely repay the Advanced Payment in full. The Parties have agreed that by structuring such Advanced Payment as a purchase of that certain Secured Promissory Note in the principal amount of $3,000,000 with an issue date of June 30, 2020 (“Note”), that the Note shall serve as a collateral. In connection with the purchase of the Note by First Choice, First Choice and Systat will enter into the Assignment of Promissory Note attached hereto as Exhibit I.

First Choice and SYSX will simultaneously enter into a separate agreement, pursuant to which First Choice will agree to cancel the Note, subject to SYSX’s full and timely repayment of the Advanced Payment in accordance with the terms and conditions of such agreement. By its signature below, SYSX consents to the transfer of the Note.

Sincerely,

/s/ Mark H. Peikin
Mark H. Peikin
Chief Executive Officer
First Choice International Company, Inc.

AGREED & ACKNOWLEDGED:

Systat Software, Inc.

/s/ Tanveer Khader
Name:	Tanveer Khader
Title:	Vice President

Sysorex, Inc.

Name:	Zaman Khan
Title:	Chief Executive Officer

As a condition of the Advanced Payment made by First Choice to Systat on behalf SYSX, First Choice requires collateral to ensure SYSX will timely repay the Advanced Payment in full. The Parties have agreed that by structuring such Advanced Payment as a purchase of that certain Secured Promissory Note in the principal amount of $3,000,000 with an issue date of June 30, 2020 (“Note”), that the Note shall serve as a collateral. In connection with the purchase of the Note by First Choice, First Choice and Systat will enter into the Assignment of Promissory Note attached hereto as Exhibit I.

First Choice and SYSX will simultaneously enter into a separate agreement, pursuant to which First Choice will agree to cancel the Note, subject to SYSX’s full and timely repayment of the Advanced Payment in accordance with the terms and conditions of such agreement. By its signature below, SYSX consents to the transfer of the Note.

Sincerely,

/s/ Mark H. Peikin
Mark H. Peikin
Chief Executive Officer
First Choice International Company, Inc.

AGREED & ACKNOWLEDGED:

Systat Software, Inc.

Name:	Tanveer Khader
Title:	Vice President

Sysorex, Inc.

/s/ Zaman Khan
Name:	Zaman Khan
Title:	Chief Executive Officer

Schedule A “Indebtedness”

1)	Sysorex, Inc. - Secured Promissory Noted dated September 30, 2020 in the principal amount of $1,300,000 and an interest rate of 10%.

2)	Sysorex, Inc. - Secured Promissory Noted dated December 31, 2020 in the principal amount of $1,000,000 and an interest rate of 10%.

3)	Sysorex, Inc. – Secured Promissory Note dated March 2021 in the principal amount of $1,000,000 and an interest rate of 10%.

Exhibit I

ASSIGNMENT OF PROMISSORY NOTE

THIS ASSIGNMENT OF PROMISSORY NOTE (this “Assignment”) is effective as of March 19, 2021 (“Effective Date”), and is by and among Systat Software, Inc., a Delaware corporation (“Assignor”), and First Choice International Company, Inc., a Delaware corporation (“Assignee” and together with Assignor, the “Parties”).

RECITALS:

WHEREAS, Sysorex, Inc., a Nevada corporation (“Maker”), executed that certain Secured Promissory Note dated June 30, 2020 in the original principal amount of Three Million and 00/100 Dollars ($3,000,000) and payable to Assignor (the “Note”).

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume, all of Assignor’s rights and obligations under the Note, including the right to receive payment thereunder.

WHEREAS, Consent to the assignment contemplated herein has been received by the Maker.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Purchase Price. The Assignee shall pay the Assignor the sum of Two Million and 00/100 United States Dollars (US$2,000,000) as the purchase price for the Note (“Purchase Price”).

2.	Assignment and Assumption. Effective as of the date written above, Assignor hereby assigns, and Assignee hereby assumes, the Note and all of Assignor’s rights and obligations under the Note.

3.	Representations and Warranties. Assignor represents and warrants to Assignee that: (a) concurrently with this Assignment, it will deliver to Assignee the original executed Note, including any modifications and amendments thereto; (b) the Note is in full force and effect and that no Event of Default has occurred thereunder; (c) it has not assigned the Note, or any part of the Note, to any third parties; and (d) the Note is free and clear of any and all Liens (as defined in the Note) and is freely transferrable.

4.	Further Assurances. The Parties will take such additional actions as each may reasonably request to effect, consummate, confirm, or evidence the assignment contemplated herein.

5.	Binding Effect; Parties. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

6.	Governing Law. This Agreement is governed by the laws of the State of Nevada without regard to principles of conflicts of laws.

7.	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or other electronic signature (including .pdf).

8.	Attorneys’ Fees. In the event of any dispute between the Parties concerning the terms and provisions of this Agreement, the prevailing Party in such dispute shall be entitled to collect from the other Party all fees and costs incurred in such dispute, including reasonable attorneys’ fees.

IN WITNESS WHEREOF, the Parties have caused this Assignment Agreement to be duly executed as of date first above written.

ASSIGNOR:

Systat Software, Inc.

/s/ Tanveer Khader
Name:	Tanveer Khader
Title:	Vice President

ASSIGNEE:

First Choice International Company, Inc.

/s/ Mark H. Peikin
Name:	Mark H. Peikin
Title:	Chief Executive Officer

Exhibit II

“Form of” Securities Settlement Agreement SECURITIES SETTLEMENT AGREEMENT

This SECURITIES SETTLEMENT AGREEMENT (the “Agreement”), dated as of March [ ], 2021, is by and among Sysorex, Inc., a Nevada corporation (the “Company”) and Systat Software, Inc., a Delaware corporation (“Systat”).

RECITALS:

WHEREAS, Systat is entitled to the repayment debt owed by the Company in the aggregate amount of $[            ] (the “Indebtedness”) arising from certain Secured Promissory Notes set forth on Schedule 1 attached hereto (“Notes”)

WHEREAS, the Company and Systat desire to enter into this transaction whereby the Company will issue to Systat that number of shares equal to [$            ] divided by $0.[ ] per share (the “Securities”) of the Company’s common stock, no par value (“Common Stock”), in full satisfaction and payment in full of the Indebtedness.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals above incorporated herein by this reference and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Systat hereby agree as follows:

1.	ISSUANCE OF COMMON STOCK IN FULL SATISFACTION OF INDEBTEDNESS.

(a) Issuance of Common Stock. In full satisfaction and in lieu of cash payment of the Indebtedness due to Systat, the Company shall issue the Securities to Systat on the Closing Date (as defined below).

(b) Closing. The sale and purchase of the Securities shall take place at a closing (the “Closing”) to be managed by the remote exchange of documents. The date and time of the Closing shall be 5:00 p.m., San Francisco time, on the Effective Date, or at such other time or on such other date as parties hereto may mutually agree in writing (the “Closing Date”).

2.	SYSTAT’S REPRESENTATIONS AND WARRANTIES.

Systat represents and warrants to the Company with respect to only itself that, as of the date hereof and the Closing Date:

(a) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Systat and shall constitute the legal, valid and binding obligation of Systat enforceable against Systat in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by Systat of this Agreement and the consummation by Systat of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Systat or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Systat is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Systat, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Systat to perform its obligations hereunder.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Systat that, as of the date hereof and the Closing Date:

(a) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the shares of Common Stock) have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b) Issuance of Securities. The issuance of the Securities is duly authorized and the Securities, when issued, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Articles of Incorporation (as defined below), Bylaws (as defined below) or other organizational documents of the Company or any of its subsidiaries, or any capital stock or other securities of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

4.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Securities in which the Company shall record (x) the name and address of the person in whose name the shares of Common Stock have been issued (including the name and address of each transferee) and (y) the aggregate number of shares of Common Stock held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Systat representative or its legal representatives.

(b) Transfer Agent Instructions. From and after the Effective Date, the Company shall issue irrevocable instructions to its transfer agent to issue certificates or direct registration book entry statements (at the request of Systat) registered in the name of Systat or its respective nominee(s), for the Securities.

(c) Legends. The Securities to be issued under this Agreement are being issued in accordance with an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and certificates and any other instruments evidencing the Securities should bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER INDEBTEDNESS SECURED BY SUCH SECURITIES.

6.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Systat from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to Systat or to enforce a judgment or other court ruling in favor of Systat. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Systat and the Company and contains the entire understanding of the parties solely with respect to the matters covered herein. For clarification purposes, the Recitals are part of this Agreement and the Letter Agreement remains in full force and effect. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and Systat.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been given and delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Sysorex, Inc.

13880 Dulles Corner Lane, Suite 175

Herndon, VA 02171

Attn: Zaman Khan

If to Systat:

Systat Software, Inc.

c/o Cranes Software International Ltd.

# 82 Presidency Building

3 & 4th Floor St. Mark’s Road

Bengaluru, India 560001

E-mail: Mueed@cranessoftware.com

Attn: Mueed Khader

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement through the Closing Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Systat and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SYSTAT SOFTWARE, INC.

By:
Name:
Title:

[Signature Page to Securities Settlement Agreement]

IN WITNESS WHEREOF, Systat and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

SYSOREX, INC.

By:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	CEO

[Signature Page to Securities Settlement Agreement]